Exhibit 99.3

FINAL –FOR RELEASE

MEDIA CONTACTS:	Pam Joy
(207) 642-7337
pjoy@fairpoint.com

Scott Tranchemontagne
603-540-4380
scott@montagnecommunication.com

FAIRPOINT TO CONTINUE AND EXPAND LOW-INCOME ASSISTANCE
PROGRAMS IN NEW HAMPSHIRE;
NH LEGAL ASSISTANCE SUPPORTS FAIRPOINT’S TRANSACTION INVOLVING
VERIZON’S WIRELINE OPERATIONS IN STATE

CONCORD, NH (October 18, 2007)– FairPoint Communications, Inc. (NYSE: FRP) (“FairPoint”) has entered into a Memorandum of Understanding with New Hampshire Legal Assistance (“NHLA”) on behalf of its clients to support initiatives to assist low income consumers in New Hampshire, including the Lifeline and Link-Up programs.  Based on this agreement, NHLA has agreed to support FairPoint’s acquisition of the Verizon wireline operations in New Hampshire.

NHLA agreed to support the transaction following the execution of the Memorandum of Understanding between the two parties related to the continuation and expansion of various programs such as Lifeline and Link-Up.  NHLA is asking the New Hampshire Public Utilities Commission, which is reviewing the FairPoint – Verizon transaction, to approve the Memorandum, while simultaneously expressing its support for the transaction.

"NHLA appreciates FairPoint's concern for the needs of our low income, elderly and disabled clients," said NHLA Staff Attorney Alan Linder.  "NHLA looks forward to working with FairPoint in safeguarding the interests of its customers."

“We care about all the residents of New Hampshire and are therefore pleased to continue services for those residents most in need. We are looking forward to working with NHLA to ensure that New Hampshire’s low-income residents receive services,” said Gene Johnson, FairPoint’s Chairman and CEO. “The people of New Hampshire will be our customers;. Our goal is to provide all of them with the best technology and customer service possible.”

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,”

“plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.